EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-74692 on Form S-8 of our report, dated June 29, 2020, appearing in the Annual Report on Form 11-K of the Tailored Brands 401(k) Savings Plan for the year ended December 31, 2019.

/s/ McConnell & Jones LLP

Houston, Texas

June 29, 2020